Exhibit 99.1
Last Updated     7/30/2008
Pinnacle West Capital Corporation
Quarterly Consolidated Statistical Summary

Periods Ended June 30, 2008 and 2007
List of Contents
2008 Second Quarter Summary
2008 by Quarter
2007 by Quarter
2006 by Quarter
2005 by Quarter
Quarters may not sum to totals due to rounding.
The definitions of terms used in this statistical summary are contained in the “Glossary of Terms” on the Pinnacle West website at:
http://www.pinnaclewest.com/files/investors/2008Q2QuarStatsGloss.pdf
This statistical data may be graphed in various quarterly or annual comparisons using the “Interactive Charts” tool on the Pinnacle West website at:
http://www.pinnaclewest.com/main/pnw/investors/financials/quarterly/landing.html